PERFORMANCE STOCK UNIT AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED
2021 STOCK OPTION AND INCENTIVE PLAN
FOR SOFI TECHNOLOGIES, INC.

Name of Grantee:

Target No. of Performance Restricted Stock Units (the “PSUs”):

Grant Date:

Pursuant to the Amended and Restated 2021 Stock Option and Incentive Plan for SoFi Technologies, Inc., as amended through the date hereof (the “Plan”), SoFi Technologies, Inc. (the “Company”) hereby grants an award of the number of Performance Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Performance Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company.
1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the PSUs have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2. Vesting of Performance Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse in such amounts and on the date or dates, in each case, as set forth on Appendix A, attached hereto. Capitalized terms not defined herein shall have the meaning set forth on Appendix A or the Plan, as applicable.
3. Termination of Employment. Subject to the terms set forth on Appendix A, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason prior to the Vesting Date, 100% of the PSUs granted hereunder shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such PSUs.
4. Issuance of Shares of Stock. As soon as practicable following the Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of PSUs that have vested pursuant to Appendix A on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares. Prior to the issuance of such shares of Stock, neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
7. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

SOFI TECHNOLOGIES, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

Appendix A

Vesting Criteria

1.Vesting of PSUs. The restrictions and conditions of Section 1 of the Agreement shall lapse, and the applicable number of PSUs shall vest or be terminated, upon the "Vesting Date,” defined herein as [ ]. Any such PSUs that vest on such date shall be settled in accordance with Section 4 of the Agreement. The vesting criteria is as follows:
(a).First, a percentage of the PSUs granted hereunder shall contingently vest upon the Vesting Date, subject to subsections (b) and (c) below, upon the Company’s achievement of the Absolute Growth in Tangible Book Value as measured during the Measurement Period:

Initial Vesting Criteria
	Threshold	Target	Maximum
Absolute Growth in Tangible Book Value	$[ ]	$[ ]	$[ ]
Percentage of PSUs contingently vested	[ ]%	[ ]%	[ ]%

For purposes herein, if, during the Measurement Period, the Company’s Absolute Growth in Tangible Book Value is: (1) less than $[ ], no PSUs shall vest; (2) equal to or greater than $[ ] but less than $[ ], the percentage of PSUs that shall contingently vest will be determined using linear interpolation between the closest respective targets set forth above; and (3) equal to or greater than $[ ], a maximum of [ ]% of the PSUs shall contingently vest.
(b).Second, any PSUs that are deemed contingently vested in accordance with sub-clause (a) above shall be deemed vested PSUs (or else be forfeited) based on the Company’s TSR Percentile Rank during the Measurement Period and the applicable Performance Multiplier set forth below:

Secondary Vesting Criteria
	Threshold	Target	Maximum
TSR Percentile Rank	25th Percentile	50th Percentile	75th Percentile
Performance Multiplier	[ ]	[ ]	[ ]

For purposes herein, if, during the Measurement Period, the TSR Percentile Rank is between the 25th Percentile and the 75th Percentile, the Performance Multiplier will be determined using linear interpolation between the targets set forth above, it being understood that [ ] will be the maximum Performance Multiplier possible. Notwithstanding the foregoing, if the Company’s Absolute TSR during the Measurement Period is negative, the Performance Multiplier shall be the lesser of (x) the Performance Multiplier achieved in accordance with the table above and (y) [ ].

(c).Third, notwithstanding anything herein to the contrary, if the Company’s Total Risk Weighted Capital Ratio falls below [ ]% at any point during the Measurement Period, [ ]% of the PSUs shall immediately be forfeited in their entirety.
(d).By way of example, if, during the relevant Measurement Period, the Company’s: (1) Absolute Growth in Tangible Book Value is $[ ], (2) TSR Percentile Rank falls within the 25th Percentile, and (3) Total Risk Weighted Capital Ratio is [ ]%, [ ]% of the PSUs would vest as follows:
i.Under sub-clause (a), using linear interpolation between the [ ]% and [ ]% range set forth in sub-clause (a), [ ]% of the PSUs would contingently vest:

X	=	(Actual AG in TBV - Bottom Range of AG in TBV) x (Upper Range of Percentage - Bottom Range of Percentage)	+	Bottom Range of Percentage
(Upper Range of AB in TBV - Bottom Range of AG in TBV)

[ ]	=	($[ ]- $[ ]) ([ ]- [ ])	+	[ ]
($[ ]- $[ ])
ii.Under sub-clause (b), using a Performance Multiplier of [ ], [ ]% of the contingently vested PSUs under sub-clause (a) would vest, resulting in an overall vest of [ ]% of the PSUs (with the remaining [ ]% of PSUs forfeited):
X = Performance Multiplier x Percentage of Contingently Vested PSUs
[ ]= [ ]x [ ]
iii.Under sub-clause (c), with a Company Total Risk Weighted Capital Ratio below [ ]%, [ ]% of the PSUs would vest.
(e).All determinations regarding the foregoing, including whether any PSUs have become Vested PSUs shall be at the sole and exclusive discretion of the Company, which determination shall be binding, conclusive and final. The number of PSUs that become Vested PSUs shall be rounded down to the nearest whole share of Stock.
(f).Death and Disability. Upon the death or disability of the Grantee, the PSUs will be eligible for any applicable rights and/or benefits (if any) provided in the Company’s death and disability policies that may be in effect at the time of such death or disability, provided that the Grantee is otherwise eligible to participate in such policy.
(g).Qualifying Terminations. If the Grantee incurs a Qualifying Termination, the Measurement Period shall be deemed to terminate upon such Qualifying Termination, and the PSUs shall vest (or be forfeited) assuming (i) the achievement of target Absolute Growth in Tangible Book Value and (ii) the achievement of a TSR Percentile Rank based on actual performance measured as of the date of such Qualifying Termination. For purposes herein, (i) “Qualifying Termination” means a termination of the Grantee’s employment by the Company without Cause during the 12-month period following a Sale Event; and (ii) “Cause” shall have the meaning set forth in the Company’s Executive Severance Plan.

2.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan or the Agreement, as applicable. In addition, the following definitions shall apply for the purposes of this Appendix A:
“Absolute Growth in Tangible Book Value” means the growth of the Company’s Tangible Book Value measured over the Measurement Period and as set forth in the Company’s most recent audited financial statements, excluding the effects of any capital raises, acquisitions, intangible value and goodwill.
“Absolute TSR” means the Company’s Total Shareholder Return measured over the Measurement Period.
“Measurement Period” means the period beginning [ ] and ending on [ ].
“Peer Company” or “Peer Companies” means each of the Companies listed in the NASDAQ Composite Index throughout the duration of the Measurement Period.
“Tangible Book Value” means the dollar amount representing the Company’s aggregate assets less the Company’s aggregate liabilities as set forth in the Company’s most recent audited financial statements.
“Total Risk Weighted Capital Ratio” is the ratio of the Company’s total capital divided by its risk-weighted assets, in each case, in accordance with the Basel Committee on Banking Supervision standardized approach for U.S. banking organizations (U.S. Basel III) and as set forth in the Company’s most recent audited financial statements.
“Total Shareholder Return” or “TSR” means the change in value expressed as a percentage of a given dollar amount invested in a company’s publicly traded stock over the Measurement Period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in such stock of such company. The 90-day trading average (based on closing price) of shares of Stock and the stock of the Peer Companies (i.e., the 90-day trading average closing prices on the start date and the end date of the Measurement Period, or, if such applicable date is not a trading day, such 90-day period ending on the last market trading day prior to such date) will be used to value shares of Stock and the stock of each Peer Company. The closing prices will also be adjusted for dividends, assuming dividends are reinvested. Dividend reinvestment will be calculated using the closing price of a share of Stock or the stock of the applicable Peer Company on the ex-dividend date or, if no trades were reported on such date, the most recent preceding date for which a trade was reported. All spin-offs or share-based dividends will be assumed to be sold on the issue date and reinvested in the issuing company on that same date.
“TSR Percentile Rank” shall be determined in accordance with the formula of N minus R divided by N minus one, (N-R)/(N-1), where N equals the number of total companies in the Peer Companies including the Company, and R equals the Company’s TSR ranking among those of the Peer Companies, with R equal to 1 if the Company’s TSR ranks the highest and R equal to N if the Company’s TSR ranks the lowest; provided that:
i. In the event a bankruptcy proceeding is commenced during the Measurement Period with respect to any Peer Company, or if at any time during the Measurement Period a Peer Company is liquidated, such Peer Company shall be removed and treated as if it had never been a Peer Company for purposes of TSR Percentile Rank for the Measurement Period;
ii. In the event that a merger, acquisition or business combination of a Peer Company by or with another Peer Company is consummated during the Measurement Period, then the entity that survives as a result of such merger, acquisition, or business combination will be considered a Peer Company for purposes of TSR Percentile Rank for the Measurement Period;
iii. In the event that a merger, acquisition or business combination of a Peer Company by or with an entity that is not a Peer Company is consummated during the Measurement Period, and such Peer Company is the entity that survives such merger, acquisition, or business combination, then such Peer Company will continue to be considered a Peer Company for purposes of TSR Percentile Rank for the Measurement Period; and
iv. In the event that (a) a Peer Company ceases to be a publicly-traded company or (b) a merger, acquisition or business combination of a Peer Company by or with an entity that is not a Peer Company is consummated during the Measurement Period, and such Peer Company is not the entity that survives such merger, acquisition, or business combination, then such Peer Company shall be removed and treated as if it had never been a Peer Company for purposes of TSR Percentile Rank for the Measurement Period.